Exhibit (h)(83)

                           FORM OF AMENDED SCHEDULE A
                           --------------------------

         THIS SCHEDULE A, amended and restated as of October 17, 2006, is the Schedule A to that certain Regulatory Administration Services Agreement dated as of June 1, 2003 between PFPC Inc. and The RBB Fund, Inc.


                               LIST OF PORTFOLIOS

                    Money Market Portfolio

                    Bogle Investment Management Small Cap Growth Fund

                    Robeco Boston Partners Large Cap Value Fund
                    Robeco Boston Partners Mid Cap Value Fund
                    Robeco Boston Partners All-Cap Fund
                    Robeco Boston Partners Small Cap Value Fund II
                     (formerly the Micro Cap Value Fund)
                    Robeco Boston Partners Long/Short Equity Fund
                     (formerly the Market Neutral Fund)

                    Robeco WPG Core Bond Fund
                    Robeco WPG Large Cap Growth Fund
                    Robeco WPG Tudor Fund

                    n/i Growth Fund
                    n/i Mid Cap Fund (formerly the n/i Growth & Value Fund) n/i Emerging Growth Fund (formerly the n/i Micro Cap Fund) n/i Small Cap Value Fund

                    Schneider Small Cap Value Fund
                    Schneider Value Fund

                    Institutional Liquidity Fund for Credit Unions Liquidity Fund for Credit Union Members



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                    Senbanc Fund

                    Bear Stearns CUFS MLP Mortgage Portfolio



PFPC INC.

By:      /s/ Jay F. Nusblatt
         ---------------------

Name:    Jay F. Nusblatt
         ---------------------

Title:   Senior Vice President
         ---------------------

THE RBB FUND, INC.

By:      /s/ Edward J. Roach
         ---------------------

Name:    Edward J. Roach
         ---------------------

Title:   President
         ---------------------